Exhibit 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Capitol Bancorp Ltd.
Lansing, Michigan


We hereby consent to the incorporation by reference and use of our report dated January 29, 2001, which appears on page 23 of Capitol Bancorp Ltd.'s Annual Report to shareholders (Financial Information Section) for the year ended December 31, 2000, in that corporation's previously filed Form S-3 Registration Statement No. 33-71774 for its Shareholder Investment Program.


BDO SEIDMAN, LLP


/s/ BDO Seidman, LLP

March 23, 2001
Grand Rapids, Michigan